McGLADREY NETWORK                                    American Institute of
      -----------------                                       Certified Public
An Independently Owned Member                                    Accountants
      Worldwide Services
  Through RSM International                                Utah Association of
                                                           Certified Public
                                                           Accountants

                                                           SEC Practice Section
                                                           Private Companies
                                                           Practice Section

                            H J & ASSOCIATES, L.L.C.

                  CERTIFIED PUBLIC ACCOUNTANTS AND CONSULTANTS




                         CONSENT OF INDEPENDENT AUDITORS
                         -------------------------------



Board of Directors
Trans Energy, Inc.
St. Marys, West Virginia


We hereby consent to the use in this Registration Statement of Trans Energy, Inc. on Form S-8 of our report dated April 11, 2001 of Trans Energy, Inc. for the year ended December 31, 2000, which is part of this Registration Statement, and to all references to our firm included in this Registration Statement.




/S/ HJ & Associates, LLC
------------------------
    HJ & Associates, LLC
    Salt Lake City, Utah
    July 16, 2001




         50 South Main Street, Suite 1450 * Salt Lake City, Utah 84144
             * Telephone (801) 328-4408 * Facsimile (801) 328-4461


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